SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                October 20, 2005
                        ---------------------------------

                                 Date of Report
                        (Date of Earliest Event Reported)

                              TS Electronics, Inc.
                        ---------------------------------

             (Exact name of registrant as specified in its charter)

    Delaware                         0-29523                      73-1564806
---------------                   ------------               -------------------
(State or other                   (Commission                (I.R.S. Employer
jurisdiction of                   File Number)               Identification No.)
 incorporation)





Unit 8, D Area, Office Hall, Haikou Bonded Zone, Haikou, Hainan Province, China.
                                Zip Code: 570216
                        ---------------------------------

                    (Address of principal executive offices)

                                Zip Code: 570216
                          Telephone: +86 898 6681 8282
                        ---------------------------------

              (Registrant's telephone number, including area code)


                     12890 Hilltop Road, Argyle, Texas 76226
                        ---------------------------------

         (Former name and former address, if changed since last report)

                 SECTION 1--REGISTRANT'S BUSINESS AND OPERATIONS


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                 SECTION 1--REGISTRANT'S BUSINESS AND OPERATIONS


Item 1.01 Entry into a Material Definitive Agreement

On October 20, 2005 we entered into a Securities Exchange Agreement (the "Exchange Agreement") with Onny Investment Limited, a corporation organized under the laws of the British Virgin Islands ("Onny"), and its original stockholders and Halter Financial Group, Inc. ("Halter") pursuant to which we acquired all of the issued and outstanding shares of Onny from said stockholders in exchange for 27,499,940 shares of our common stock. Upon the effectiveness of an amendment to the Company's Certificate of Incorporation to increase its common capital stock, as more particularly described below, the Company shall issue to Heung Mei Tsui, the principal stockholder of Onny, an additional 4,723,056 shares of common stock (the "Post Closing Shares") to which she would otherwise have been entitled if the Company had enough authorized shares as of the closing of the exchange transaction (the "Exchange Transaction"). Upon the issuance of the Post Closing Shares, Ms. Tsui will hold 25,278,385 shares or approximately 72.8% of the issued and outstanding common capital stock of the Company..

The Agreement entered into is an ordinary stock-swap agreement containing the standard representations, warranties, and covenants.

On October 20, 2005, Onny completed a private placement of $5,000,000 (the "Offering") in consideration of the issuance of 10,000 shares of preferred stock.. Participants in this Offering exchanged their preferred shares for ordinary shares in contemplation of participating the Exchange Transaction with the Company. As a result, offering participants received in the aggregate 6,944,611 shares of our common stock in the Exchange Transaction.

Under the terms of the Offering, Ms. Heung Mei Tsui has agreed to escrow 6,944,611 shares of the Company's common stock that she received as a result of the Exchange Transaction, which shares represent 20% of the Company's issued and outstanding common capital stock immediately following the closing of the Exchange Transaction (the "Make Good Pool"), so that in the event the consolidated financial statements of the Company do not reflect $8 million of Net Income ("NI") for the fiscal year ending December 31, 2006 (the "Guaranteed NI") the Make Good Shares can be distributed on a pro rata basis to the participants of the Offering in accordance with the following formula:

     Make Good Pool = (($8 million - Actual FY 06 US GAAP Net Income) /$8m)X Make Good Pool

If required, the Make Good Shares will be delivered to participants in the Offering within ten (10) business days of the date the audit report for the period is filed with the SEC.

Ms. Heung Mei Tsui has also escrowed 277,785 shares of the Company's common stock that she received as a result of the Exchange Transaction, which shares represent 0.8% of the Company's issued and outstanding common capital stock immediately following the closing of the Exchange Transaction (the " HFG Make


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

Good Shares"), so that in the event the Company does not achieve the Guaranteed NI the HFG Make Good Shares will be distributed to HFG International, Limited in accordance with the following formula:

     HFG Make Good Shares = (($8 million - Actual FY 06 US GAAP Net Income) /$8m)X HFG Make Good Pool

If required, the HFG Make Good Shares will be delivered within ten (10) business days of the date the audit report for the period is filed with the SEC.

The Company intends to file an Information Statement in accordance with Section 14 of the Securities Exchange Act of 1934, as amended, for the purpose of increasing the Company's authorized common capital stock to 100,000,000 shares, to change the Company's name to ChinaPharma Holdings, Inc. and to grant to the board of directors the right to conduct up to a 2.89 for 1 reverse split of our common stock at any time commencing 20 days after the Information Statement is mailed to our stockholders and ending six months thereafter.


                        SECTION 2--FINANCIAL INFORMATION


Item 2.01.  Completion of Acquisition or Disposition of Assets.

Reference is made to the Exchange Transaction identified in Item 1.01 above.

DESCRIPTION OF THE COMPANY'S PREDECESSOR BUSINESS

TS Electronics, Inc. (formerly, Softstone, Inc.) was incorporated on January 28, 1999 pursuant to the provisions of the General Corporation Act of the State of Delaware. On May 31, 1999, we merged with Soft Stone Building Products, Inc., an Oklahoma corporation that was a predecessor to our company's business. Our initial business operations were conducted at 620 Dallas Drive, Denton TX 76205. On February 1, 2000, we moved our offices and facilities to Ardmore, OK. In June 2002, we moved our office facilities to Pottsboro, TX . On August 13, 2003, we changed our name to TS Electronics, Inc.

Our focus initially was solely on realizing the commercial benefits of a process developed and patented by our first president, Frederick Parker. This process converted waste tires into useful products. We were not successful in promoting this business, wrote off all assets associated with the business and shifted our attention to the commercial possibilities of a then, newly discovered devulcanization process to which we acquired a 5.5-year exclusive license for the Western Hemisphere. In addition, we entered into the business of importing hard-to-find and specialty crumb rubber. We were also not successful in these endeavors, and have abandoned all efforts regarding these pursuits.

Effective August 11, 2004, the company entered into a Stock Exchange Agreement with Mr. Hou Xiao, the sole stockholder of China ESCO Holdings Limited ("China ESCO"), a company organized in the Hong Kong Special Administration Region in


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the  People's  Republic  of China and its  wholly  owned  operating  subsidiary,
AsiaNet PE Systems Limited. China ESCO was engaged in the development and manufacturing of electrical energy saving systems and products in the PRC.

The consummation of the transaction with China ESCO was subject to a number of conditions, including receipt by us of financial statements of China ESCO as required under applicable regulations, and satisfaction of all applicable regulatory requirements. In January 2005, we declared China ESCO to be in material breach of the agreement and rescinded the agreement.

Effective February 8, 2005, we executed a Letter of Intent with Osage Energy Company, LLC ("Osage") whereby Osage would acquire 90% of the equity interests of the company. This transaction was never consummated by the parties.

The company has had no operations or significant assets since the quarter ended December 31, 2004.

On May 11, 2005, we sold to Halter Financial Group, Inc., in a private placement, 1,875,045 shares of restricted common stock at a purchase price of $0.1066641 per share, pursuant to the terms of a Stock Purchase Agreement (the "Purchase Agreement"). The private placement was exempt from the registration requirements of the Securities Act of 1933, as amended, in reliance upon Section 4(2) thereunder. As a result of the purchase, Halter Financial Group, Inc. became our controlling stockholder, owning approximately 75% of our issued and outstanding shares of common stock.

Immediately subsequent to and as a result of the closing of the transactions contemplated by the Purchase Agreement, Gene F. Boyd, Keith P. Boyd, Fredrick W. Parker and Leo G. Templer resigned as officers and directors, as applicable, of the company. Timothy P. Halter was concurrently appointed as a member of the Board of Directors, and Mr. Halter was elected as President, Chief Accounting Officer, and Secretary of the company.

On October 20, 2005 we entered into the Exchange Agreement pursuant to which we acquired all of the issued and outstanding shares of Onny from its stockholders in exchange for 27,499,940 shares of our common stock. Upon the effectiveness of an amendment to the Company's Certificate of Incorporation to increase its common capital stock, the Company shall issue to Heung Mei Tsui, the principal stockholder of Onny, an additional 4,723,056 shares of common stock (the "Post Closing Shares") to which she would otherwise have been entitled if the Company had enough authorized shares as of the closing of the Exchange Transaction (the "Exchange Transaction"). Upon the issuance of the Post Closing Shares, Ms. Tsui will hold 25,278,385 shares or approximately 72.8% of the issued and outstanding common capital stock of the Company.

Prior to the closing of the Exchange Transaction, Onny completed a private placement of its convertible preferred stock to 45 accredited investors. The offering raised gross proceeds of $5,000,000. Prior to the Exchange Transaction, participants in the offering exchanged their preferred shares for an aggregate of 10,000 shares of Onny's common capital stock. Participants in the offering


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

then participated in the Exchange Transaction, and the shares of our common stock that they received therein are included in the registration statement of which this prospectus is a part.

The Company intends to file an Information Statement in accordance with Section 14 of the Securities Exchange Act of 1934, as amended, for the purpose of increasing the Company's authorized common capital stock to 100,000,000 shares, to change the Company's name to ChinaPharma Holdings, Inc. and to grant to the board of directors the right to conduct up to a 2.89 for 1 reverse split of our common stock at any time commencing 20 days after the Information Statement is mailed to our stockholders and ending six months thereafter.

                         DESCRIPTION OF CURRENT BUSINESS

Except as otherwise indicated by the context, references in this Current Report to "we," "us," or "our" are to the combined business of TS and its wholly-owned direct subsidiary, Onny, and its wholly-owned subsidiary, Helpson. References to "China" or to the "PRC" are references to the People's Republic of China.

General

Onny was incorporated on January 12, 2005 under the laws of the British Virgin Islands. On May 25, 2005, Onny acquired all the equity interests in Helpson in consideration of RMB 28,000,000 (approximately $3,456,790). Effective as of June 21, 2005, Onny became the sole stockholder of Helpson and Helpson became a wholly foreign-owned enterprise as defined by Chinese laws.


Helpson

Helpson is a foreign-invested enterprise established in Haikou, Hainan Province on February 25, 1993. Initially, its name was Hainan Fulin Biomedical Co., Ltd. and it changed to "Helpson" in 1999. The company was originally an "equity joint venture" as defined by China's laws on foreign invested enterprises. The two joint venturers were Haikou Biomedical Engineering Co., Ltd. ("Haikou Biomedical"), a Chinese company, and Hong Kong Fudao Development Co., Ltd. ("Fudao"), a Hong Kong company. Haikou Biomedical invested RMB2,100,000 (equivalent to US$367,197) for a 70% share of Helpson, and Fudao invested $150,000 for a 30% share of Helpson.

On June 16, 2001, Fudao entered into an equity interest transfer agreement with Hainan Kaidi Technology Co., Ltd ("Kaidi"). In accordance with the equity interest transfer agreement, Fudao transferred all its 30% capital contribution in Helpson to Kaidi. As a result of the transfer, Haikou Biomedical continued to hold a 70% equity interest in Helpson, while Kaidi had a 30% equity interest in Helpson. Furthermore, Helpson became a PRC domestic company, rather than a foreign-invested company.

Effective on December 26, 2003, Helpson issued new shares to Chengdu Huineng Biomedical Co., Ltd. ("Chengdu Bio") and Chongqing Chemical Medicine Holding

Group   ("Chongqing   Chemical").    Chengdu   Bio   contributed    RMB3,000,000
(approximately US$370,370) for a 10.71% equity interest in Helpson, and Chongqing Chemical contributed RMB5,000,000 (approximately US$617,284) for a 17.86% equity interest in Helpson. After the issuance of shares, Helpson had four equity holders: Haikou Biomedical, which held a 50% equity interest in Helpson; Kaidi, which held a 21.43% interest in Helpson; Chengdu Bio, which held a 10.71% interest in Helpson; and Chongqing Chemical, which held a 17.86% interest in Helpson.

On March 8, 2005, Chongqing Chemical entered into an equity interest transfer agreement with Haikou Biomedical to transfer all its equity interest in Helpson to Haikou Biomedical. Upon completion of the transfer, there remain only three equity holders of Helpson: Haikou Biomedical, who holds a 67.86% equity interest; Kaidi, who holds a 21.43% equity interest, and Chengdu Bio, who holds a 10.71% equity interest.

On May 25, 2005, Haikou Biomedical, Kaidi and Chengdu Bio entered into an equity interest transfer agreement with Onny, a company organized in the British Virgin Islands, to transfer all their equity interests in Helpson to Onny in consideration of RMB28,000,000 (approximately $3,456,790). Effective as of June 21, 2005, Onny became the sole stockholder of Helpson, and Helpson became a wholly foreign-owned enterprise as defined by Chinese laws.

Since its establishment, Helpson has positioned itself in the research, development, manufacturing, and sales of a series of bio-pharmaceutical products. Helpson's products focus primarily on genetic engineering, bioengineering and peptidergic medicine, as well as chemical medicinal products.

Our principal executive office is located at Unit 8, D Area, Office Hall, Haikou Bonded Zone, Haikou, Hainan Province, China, 570216.

Overview

Our Company is a holding company with no significant operations and no significant assets other than the capital stock of our wholly owned subsidiary, Onny, and our indirect wholly owned subsidiary, Helpson. Helpson's primary business is drug manufacturing and drug sale and marketing. Through Helpson, we manufacture and market products in three major categories in terms of purpose: cardiovascular and cerebrovascular medicine, raw materials for surface wound, and anti-infection medicine.

                         Principal Products and Services

The following drugs have attained new medicine certifications:

Buflomedil  Hydrocholoride  tablets,  Buflomedil   Hydrocholoridefor  injection,
Buflomedil frozen powder aricula and raw materials. This product is a chemical medicine used for the nervous system.


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PuSenOK  tablets.  PuSenOK is a new  anti-flu  medicine in the market mixed with pseudoephederine hydrochloride with a non-drowsy formula and a runny nose suppressant.

In addition to the above new medicines, Helpson is manufacturing the following products:

Neurotrophicpeptide 2ml, 5ml, and 10ml: This product is a biopharmaceutical medicine intended for the nervous system. Its effect is to provide nutrition to the neural system and fight nerve system diseases. The product is administered by injection.

Haizhu oral liquid: This product is a Chinese herbal medicine. It is available in fluid form to be taken orally.

Andrographolide tablet: This product is a Chinese herbal medicine that is intended for use as an anti-infectant. The product has low bacteria resistance and is suitable for long-term use. It is available in tablet form.

Clarithromycin capsules and granules: This product is a chemical medicine intended to be used as an anti-infectant. The product is an antibiotic specifically used for the effective curing of Helicobacter. The product is available in capsule and granule forms.

Roxithromycin: This product is a chemical medicine that is used as an anti-infectant. The product has germ- and virus-resistant characteristics, but is also a troche type of Roxithromycin that makes it more attractive for use by patients with deglutition problems. It is administered through tablets.

Thymopetidum Injection: This product is used to adjust the immune system. Its function is to adjust and increase the immunity of human being cells. It is administered by injection.

At present, the Helpson is manufacturing a total of 15 drugs listed in the following chart, including three that have received new drug certifications. In addition, there are 21 drugs being reviewed by SFDA and eight drugs undergoing research and development. Among them, two new drugs have gained the important national new product certificate.

1.               Buflomedil Hydrocholoride tablets.
2.               Buflomedil Hydrocholoride for injection
3.               Buflomedil Hydrocholoride frozen powder aricula
4.               Buflomedil Hydrocholoride raw materials
5.               PuSenOK tablets
6.               Neurotrophicpeptide 2ml
7.               Neurotrophicpeptide 5ml
8.               Neurotrophicpeptide 10ml
9.               Haizhu Oral Liquid
10.              Andrographolide tablet
11.              Thymopetidum Injection
12.              Clarithromycin capsules


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13.              Clarithromycin granules
14.              Cefaclor dispersible tablets
15.              Roxithromycin dispersible tablets

Due to the nature of the biotechnology and pharmaceutical industries, the product structure of the Company strives to change with market demand. Helpson traditionally focused on R&D and marketing of cardiovascular and cerebrovascular medicine medicines. Recently, Helpson launched PuSenOK, an anti-flu medicine in the market mixed with pseudoephederine hydrochloride that has a non-drowsy formula and a runny nose suppressant. Helpson's PuSenOK has passed clinical experiments and entered the trial production stage, and awarded the new medicine certificate.

Helpson also plans to expand its biotechnology product series. Based upon the foundation established by Helpson's Neurotrophicpeptide, Helpson will launch several additional biological medicines, including Brain peptide injections, and injected Hepatocyte Growth-promoting Factors.

Helpson adjusts the delivery system and marketing for each of its products based on the product's target patient group. Maintaining a variety of delivery systems (e.g. tablet, injection, powder, etc) targeted for different groups enhances Helpson's competitive position in the market. Helpson's present types of delivery include covered tablet, capsule, troche, oral fluid, injection, frozen powder, acicula, and germfree powder acicula.

                               Sales and Marketing

The principal markets of Helpson lie within China. China has the world's largest population of nearly 1.3 billion people. The pharmaceutical industry accounts for approximately 3% of China's annual GDP (Source: http://www.chinability.com/2004%20economic%20performance.htm). In 2004, PRC's pharmaceutical industry realized sales of RMB347.6 billion (US$42 billion) and net profits of RMB30.64 billion (US$3.7 billion); a 17.44% increase in realized sales and 11.74% increase in net profits from the previous year (Source: http://www.chinapharm.com.cn/html/scfx/10121720050811.html). According to a Chinese government report, China's pharmaceutical sales in 2005 are expected to be approximately RMB 376.6 billion (US$ 45.5 billion), growing 17% from the previous year (Source: http://www.biotech.org.cn/news/news/show.php?id=21470). It is estimated that China's pharmaceutical industry will maintain at least a
12%-15%      growth      rate      through      the      year       2010(Source:
http://www.511511.com/A1/200501/A100000391720050104093750375.shtml).         The
predicted growth is based upon the relaxation of trade barriers following China's accession to the World Trade Organization, advances in the Chinese economy, and China's large, aging population.

Detailed Market Sectors
-----------------------

Reepitheliazation/Wound rehabilitation medications: These products belong to a new and advanced classification of drugs used to speed the rehabilitation of a wide variety of wounds ranging from lacerations and burns to injuries sustained during childbirth and surgery. Cardiovascular & Cerebrovascular Disease medications: Cardiovascular & cerebrovascular diseases have become increasingly


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common and have a serious  impact on people's  health.  The SFDA  estimated  the market  share in 2003 of these  two  medicines  in the PRC to be  14.36%  of the
US$5.1       billion       (RMB42.2       billion)       market.        (Source:
http://www.specc.com.cn/hydt/ShowHydt.aspx?id=121)

OTC Cold & Flu medicines:  In 2003, the OTC medicine  market capacity in the PRC
was          approximately           US$3.6          billion,           (Source:
http://www.cnm21.com/xinwen2/041028_007.htm ) with cold & flu medicines having a
market             of            RMB2.5             billion             (Source:
http://www.fx120.net/ypsj/ypsc/scfx/200406101631184449.htm ). The sales of such medicines make up 8.3% of total OTC medicine retail sales.

Anti-infection medicines: In the past few years, Anti-infection medicines have become the best selling drugs within the PRC while also maintaining a growth rate of 20%. In 2001, the sales reached roughly RMB30 billion (US$3.6 billion); in 2003, the sales reached more than RMB40 billion (US$4.8 billion), achieving a 30% market share. (Source: SFDA Prospectus of Zhejiang Jingxin Pharmaceutical Co., Ltd.).

Distribution
------------

Helpson's products are currently sold in more than 20 provinces, sovereignties, and autonomous regions. Helpson has 16 sales offices and approximately 250 proxy agents in China.

Helpson uses a flat distribution channel system of independent regional distributors. In a typical distribution contract, a distributor will be provided with certain sales targets for a particular period according to a set retail price. If the distributor completes the sales task within the prescribed period, the agent distributor will be given greater economic incentives and future distribution opportunities. If the distributor fails to complete the sales task within the prescribed period, Helpson will cancel its contract with the distributor and sign with other competent distributors. Helpson also signs reselling contracts with franchise drug companies for the distribution of its products. The franchise drug company, as a reseller, resells the Company's products to local hospitals, drug stores, and other channel distributors. In addition, Helpson sells its products directly to hospitals and retail drug stores.

We use a niche market strategy. The Company avoids products with overly competitive markets and avoids directly competing with the giant medical manufacturing enterprises. The Company uses its cost and technical advantages within niche markets to exploit new products as they are developed. With this strategy the Company can satisfy the requirements of a variety of customers and encourage Company growth. Our mid and long term objectives build on the Company's current strategy.

The mid-term development objective of the Company:

1) The Company will produce common medicine products that have broad market demand, which will be the renewals or replacements of the original ones. This includes more than 10 kinds of medicines that treat nerve system diseases, flu


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and  infections.  The Company  will also expand  sales  networks to increase the sales growth rate five fold by 2007.
2)  Through  the  transfer  of  undeveloped   but  existing  drug  formulas  and
manufacturing techniques, the Company will receive cash to support the R & D of biopharmaceutical products.
3) Expand the domestic market through of the expansion of marketing efforts.
4) Continue to develop the Company's R & D capability, and increase R&D investment to maintain its leading position.

The long-term objective of the Company:

1) The Company plans to continuously exploit high-level products like AFGF and commercialize them quickly. The high return rate of biotech products will provide momentum to the Company's long-term growth.
2) By accessing the U.S. capital markets, the Company will look for a suitable M & A target both domestically and internationally to expand the Company's business scale. And through taking advantage of the economies of scale, the Company will increase the market penetration rate of its products and lower its cost in order to maximize shareholder return.

                                   Competition

The pharmaceutical industry accounts for approximately 3% of China's GDP. (Source: http://blog.fh21.com.cn/post/65/106). The industry's primary categories include chemical medicine, traditional Chinese medicinal material, traditional Chinese medicinal film, prepared Chinese herbal medicine, antibiotics, biological products, biological medicine, radioactive medicine, medical appliances, sanitation materials, pharmaceutical machinery, medical packaging, and trading.

There is a low degree of consolidation among pharmaceutical companies in the PRC. According to the SFDA-reported statistics, in July of 2004, there were 5071 manufacturing pharmaceutical companies (not including companies producing traditional Chinese medicinal film, medical oxygen, reagent of in-vitro diagnosis or supplementary materials). The total market share of the top 10 biggest companies was about 42%, compared to 66% in the US. (Source:
SFDA Prospectus of Zhejiang Jingxin Pharmaceutical Co., Ltd.)

Competition in the pharmaceutical industry is reduced by barriers to entry. A company wishing to enter the industry must comply with the standards and regulations set forth by the government. In the PRC, SFDA is the authority that monitors and supervises the administration of the pharmaceutical industry including pharmaceutical products, medical appliances, and equipment. Pharmaceutical manufacturing enterprises must obtain a Pharmaceutical Manufacturing Enterprise Permit issued by the relevant pharmaceutical administrative authorities and relevant health departments at the provincial level where the enterprise is located. Furthermore, all pharmaceutical products produced in the PRC, with the exception of Chinese herbal medicines in soluble form, must bear a registered number approved by the appropriate medicine administration authorities in the PRC. Lastly, in accordance with the World Health Organization, the PRC now requires compliance with GMP standards in pharmaceutical production in order to minimize the risks involved in any pharmaceutical production that cannot be eliminated through testing final products. As the regulatory approval process becomes more stringent, it also increases the industry's capital entry barrier.

Due to the variety of consumer demands within the pharmaceutical market, pharmaceutical companies have relatively dispersed product lines. We have identified, however, two primary strategies we must adopt in order to stay competitive. In expanding market share of common traditional medicine, we must take advantage of 1) our large manufacturing scale and reasonable cost control mechanisms, and 2) our strong sales network.

                            Research and Development

Helpson cooperates with several research institutions including Chinese Academy of Sciences, China University of Pharmaceuticals, Military Medical Academy Basic Medical Science Institute, Chongqing Medical Industry Institute and China Sichuan University. The research and development of our new and existing products and their subsequent commercialization plays an important role in our success. There are 8 Products that are currently under research and development, including rh-CNTF, rh-aFGF, Thymopetidum for Injection, Mycophenolate mofetil, Yimaikang Capsule, Compound Ossotide for Injection, and Deproteinised Calf Blood for Injection.

                                    Employees

The Company currently has 105 regular employees. Helpson is also aided by the efforts of a 250 member outside sales & marketing team.

                                   Facilities

Helpson owns a factory with a floor area of 663.94 square meters located at the East Wing, 6/F, 5 Jianshe Road, Jinpan Industrial Development Zone, Haikou.

Helpson also owns the land use right of the land covering an area of 31,050 square meters located at plot C09-2, Hainan Bonded Zone, Haikou. Helpson built a factory with a floor area of approximately 7,300 square meters on this land plot.

In addition, Helpson entered into a lease agreement with Hainan Zhongfu Going-abroad Personnel Service Center ("Zhongfu"), under which Helpson rented the offices located at 2/F, Jiahai Building owned by Zhongfu as its principal executive offices. The lease term being 10 years, from November 21, 2000 to November 20, 2010. The rent from November 21, 2000 to November 20, 2005 is RMB3,600 per month. The rent from November 21, 2005 to November 20, 2010 may be adjusted within 5% of the original rent.

                              Intellectual Property

Helpson owns 10 registered trademarks and logos used in connection with western medicine, raw material medicine, Chinese herbal medicine and medicine injections, which are: Funalin, Fukexing, Helspon, Beisha, Shiduotai, Xinuo and HPS logo and three other logos; one logo used in connection with bathing cosmetics, shampoo, hair stimulating shampoo, facials, nail polish, cosmetics, perfume, perfume essence oils, skin care toner, and cosmetics cleansers; and 1 registered trademark, Helpson, and one logo, used in connection with medical appliances and equipment, surgical implants, surgical implanted artificial eyes, surgical artificial crystalline lens, surgical artificial skin, and artificial eyes. In addition, Helpson is applying for registration of nine other trade marks used in connection with western medicine, raw material medicine, Chinese herbal medicine and medicine injections.

Helpson owns the intellectual property rights of its genetic engineering technology for rh-CNTF and rh-aFGA, and fungi form engineering and production techniques.

                                Legal Proceedings

We have no pending legal proceedings. From time to time, we may be involved in various claims, lawsuits, disputes with third parties, and actions involving allegations of breach of contract actions incidental to the normal business operations of the business.

                              CAUTIONARY STATEMENTS

You should carefully consider the following risks and the other information set forth elsewhere in this Current Report, including our financial statements and related notes.. If any of these risks occur, our business, financial condition and results of operations could be adversely affected. As a result, the trading price of our common stock could decline, perhaps significantly.

Risks Related to Our Business and Industry

WE MAY NEED TO RAISE ADDITIONAL CAPITAL WITHIN THE NEXT TWELVE MONTHS TO FUND OUR OPERATIONS AND FAILER TO RAISE ADDITIONAL CAPITAL MAY FORCE US TO DELAY, REDUE, OR ELMINATE OUR PRODUCT DEVELOPMENT PROGRAMS

Due to the large funds required for research and development and the subsequent marketing of products, the pharmaceutical industry is very capital intensive. The industry is characterized by large receivable turnovers, which signifies that we will need more working capital as our revenues increase. We have traditionally been committed to biomedical R&D, and are now developing traditional chemical medicines within specific market segments such as those of anti-flu and anti-infection. It is likely that we will need to raise additional capital within the next twelve months. Additional capital may be needed for the development of new products or product lines, financing of general and administrative expenses, licensing or acquisition of additional technologies, and marketing of new or existing products. There are no assurances that we will be able to raise the appropriate amount of capital needed for our future operations. Failure to obtain funding when needed may force us to delay, reduce, or eliminate our product development programs.

WE RELY ON FEW SUPPLIERS AND ANY DISRUPTION WITH OUR SUPPLIERS COULD DELAY PRODUCT SHIPMENTS AND ADVERSELY AFFECT OUR BUSINESS OPERATIONS AND PROFITABILITY

We have developed relationships with a single or limited number of suppliers for materials that are otherwise generally available. Purchases from our largest supplier in 2004, Hainan Xinxin Biotechnology Company, accounted for approximately 74.35% of the total purchases of our company. Purchases from our second-to-largest supplier in 2004, Chengdu Xingwangji Pharmaceutical Company, accounted for 12.02% of our total purchases. Although we believe that alternative suppliers are available to supply materials, should any of these suppliers terminate their business arrangements with us or increase their prices of materials supplied, it could delay product shipments and adversely affect our business operations and profitability.

WE MAY UNDERTAKE ACQUISITIONS IN THE FUTURE, AND ANY DIFFICULTIES IN INTEGRATING THESE ACQUISITIONS MAY DAMAGE OUR PROFITABILITY

In the future, we may acquire additional businesses or products that complement our existing business and expand our business scale. The integration of new businesses and products may prove to be an expensive and time consuming procedure. We can offer no assurance that we will be able to successfully integrate the newly acquired businesses and products or operate the acquired business in a profitable manner. Failure to locate an appropriate M&A target or failure to successfully integrate and operate acquired businesses and products may adversely impact our operations and profits.

THE FAILURE TO MANAGE GROWTH EFFECTIVELY COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION, AND RESULTS OF OUR OPERATIONS

The rapid market growth of our pharmaceutical products may require our company to expand our employee base for managerial, operational, financial, and other purposes. As of September 23, 2005, we had 105 regular employees. The continued future growth will impose significant added responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees. Aside from increased difficulties in the management of human resources, we may also encounter working capital issues, as we need increased liquidity to finance the purchases of raw materials and supplies, research and development of new products, acquisition of new businesses and technologies, and the hiring of additional employees. For effective growth management, we will be required to continue improving our operations, management, and financial systems and control. Our failure to manage growth effectively may lead to operational and financial inefficiencies that will have a negative effect on the Company's profitability.

WE ARE DEPENDENT ON CERTAIN KEY PERSONNEL AND LOSS OF THESE KEY PERSONNEL COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FIANANCIAL CONDITION AND RESULTS OF OPERATIONS

Our Company's success is, to a certain extent, attributable to the management, sales and marketing, and pharmaceutical factory operational expertise of key personnel. Ms. Zhilin Li, Mr. Heqi Cai, and Ms. Yao Huang perform key functions in the operation of our Company. Ms. Zhilin Li entered into an Employment Agreement with Helpson, which provides that Ms. Li was employed by Helpson to act as its CEO. The term of her employment is from July 1, 2005 to June 30, 2010. Mr. Heqi Cai entered into an Employment Agreement with Helpson to act as its Director of Development Department for a term from from July 1, 2005 to June 30, 2010. Ms. Yao Huang entered into an Employment Agreement with Helpson to act as its Head of Pharmaceutical Plant for a term from July 1, 2005 to June 30, 2010. There can be no assurance that we will be able to retain these officers after the term of their employment contracts expire. The loss of these officers could have a material adverse effect upon our business, financial condition, and results of operations. We must attract, recruit and retain a sizeable workforce of technically competent employees. Our ability to effectively implement our business strategy will depend upon, among other factors, the successful recruitment and retention of additional highly skilled and experienced management and other key personnel. We cannot assure that we will be able to hire or retain such employees.

IF ALL OR A SIGNIFICANT PORTION OF OUR CUSTOMERS WITH TRADE RECEIVABLES FAIL TO PAY ALL OF PART OF THE TRADE RECEIVABLES OR DELAY THE REPAYMENT, OUR NET INCOME WILL DECREASE AND OUR PROFITABILITY WILL BE ADVERSELY AFFECTED

Our Company had trade receivables, net of allowance for doubtful accountssprovisions, of approximately Y10,425,289 ($1,259,595)(C)and Y19,948,709 ($2,410,282) as of 31st December 31, 2003 and 2004, respectively. During the same periodyears ended December 31, 2003 and 2004, the debtors' turnover period were approximately 213 days and 135 days, respectively. It is usual commercial practice that certain customers may repay their debts beyond credit periods granted or may repay slowly when transaction volume increases. There is no assurance that our trade receivables will be fully repaid on a timely basis.


Our Company had trade receivables, net of allowance for doubtful accountsprovisions, of approximately Y39,705,780 ($4,797,412) as of 30th June 30, 2005. During the same periodsix months ended June 30, 2005, the debtors' turnover period wasere approximately [297] days.

It is usual commercial practice that certain customers may repay their debts beyond credit periods granted or may repay slowly when transaction volume increases. There is no assuance that our trade receivables will be fully repaid on a timely basis.

If all or a significant portion of our customers with trade receivables fail to pay all or part of the trade receivables or delay the payment due to us for whatever reason, our net profit will decrease and our profitability will be adversely affected.

IF WE FAIL TO DEVELOP NEW PRODUCTS WITH HIGH PROFIT MARGINS AND OUR HIGH PROFIT MARGIN PRODUCTS ARE SUBSTITUTED BY COMPETITOR'S PRODUCTS, OUR GROSS AND NET PROFIT MARGINS WILL BE ADVERSELY AFFECTED

In the years ended December 31, 2003 and 2004, the gross profit margin for our Company was 50.7% and 40.4% respectively. However, there is no assurance that we will be able to sustain such profit margin in the future. The pharmaceutical industry is very competitive, and there may be pressure to reduce sale prices of products without a corresponding decrease in the price of raw materials. To the extent that we fail to develop new products with high profit margins and our high profit margin products are substituted by competitors' products, the gross profit margins will be adversely affected.

WE FACE COMPETITION IN THE PHARMACEUTICAL INDUSTRY AND SUCH COMPETITION COULD CAUSE OUR SALES REVENUE AND PROTITS TO DECLINE

According to the State Food and Drug Administration of China (the "SFDA"), there were approximately 5,071 pharmaceutical manufacturing companies in the PRC as of the end of June 2004, of which approximately 3,237 manufacturers obtained GMP certification. After GMP certification became a mandatory requirement on July 1, 2004, approximately 1,834 pharmaceutical manufacturers were forced to cease production (Source: http://www.jlda.gov.cn/hyzx/showhyzx.x?id=789). Only the 3,237 pharmaceutical manufacturers with GMP certifications may continue their manufacturing operations. The certificates, permits, and licenses required for pharmaceutical operation in the PRC create a potential barrier for new competitors seeking entrance into the market. Despite these obstacles, we face competitors that will attempt to create or are marketing products in the PRC that are similar to ours. There can be no assurance that our products will be either more effective in their therapeutic abilities and/or be able to compete in price with that of our competitors. Failure to do either of these may result in decreased profits for our Company.

OUR SUCCESS IS HIGHLY DEPENDENT ON CONTINUALLY DEVELOPING NEW AND ADVANCED PRODUCTS, TECHNOLOGIES, AND PROCESSES AND FAILURE TO DO SO MAY CAUSE US TO LOSE OUR COMPETITIVENESS IN THE PHARMACEUTICAL INDUSTRY AND MAY CAUSE OUR PROFITS TO DECLINE

To remain competitive in the pharmaceutical industry, it is important to continually develop new and advanced products, technologies, and processes. There is no assurance that the competitors' new products, technologies, and processes will not render our Company's existing products obsolete or non-competitive. Our Company's competitiveness in the pharmaceutical market therefore relies upon our ability to enhance our current products, introduce new products, and develop and implement new technologies and processes. Our
Company's failure to technologically evolve and/or develop new or enhanced products may cause us to lose our competitiveness in the pharmaceutical industry and may cause our profits to decline.

THE COMMERCIAL SUCCESS OF OUR PRODUCTS DEPENDS UPON THE DEGREE OF MARKET ACCEPTANCE AMONG THE MEDICAL COMMUNITY AND FAILURE TO ATTAIN MARKET ACCPETANCE

AMONG THE MEDICAL COMMUNICTY MAY HAVE AN ADVERSE IMPACT ON OUR OPERATIONS AND PROFITABILITY

The commercial success of our products depends upon the degree of market acceptance among the medical community. Even if our products are approved by the SFDA, there is no assurance that physicians will prescribe or recommend our products to patients. Furthermore, a product's prevalence and use at hospitals may be contingent upon our relationship with the medical community. The acceptance of our products among the medical community may depend upon several factors, including but not limited to, the product's acceptance by physicians and patients as a safe and effective treatment, cost effectiveness, potential advantages over alternative treatments, and the prevalence and severity of side effects. Failure to attain market acceptance among the medical community may have an adverse impact on our operations and profitability.

WE ENJOY CERTAIN PREFERENTIAL TAX CONCESSIONS AND LOSS OF THESE PREFERENTIAL TAX CONCESSIONS WILL CAUSE OUR TAX LIABILITIES TO INCREASE AND OUR PROFITABILITY TO DECLINE

Helpson enjoys preferential tax concessions as a high-tech enterprise. Pursuant to the State Council's Regulations on Encouraging Investment in and Development of Hainan Island, Hainan Provincial State Tax Bureau recognized and approved Helpson's status as a high and new technology enterprise and thus Helpson was granted a 50% reduction in its income tax liability for the years 2003, 2004 and 2005. As the corporate income tax in Hainan province is 15%, Helpson's income tax liability for the period between 2003 and 2005 is 7.5%. After the expiration of the preferential tax treatment to Helpson as a high and new technology enterprise, Helpson will be subject to 15% corporate income tax unless it receives other preferential tax treatments.

Pursuant to the Examining and Administrative Measures Regarding Income Tax Deduction for Investment in PRC Made Equipment Used in Technical Reform, 40% of the purchase price in PRC-made equipment can be used for income tax deduction. In the case of Helpson, RMB3,161,001.40 (approximately US$390,247) can be used for income tax deduction . For the two years ending December 31, 2003 and December 31, 2004, the amount of tax deduction approved was USD$27,916 and USD$19,726 respectively.

There is no assurance that the preferential tax treatment mentioned above will remain unchanged and effective. Helpson's tax liabilities will increase and its profits may accordingly decline if the reduced income tax rate of 7.5% is no longer applicable and/or the tax relief on investment in PRC-made equipment is no longer available.

WE MAY BE SUBJECT TO THE PRC'S PRICE CONTROL OF DRUGS WHICH MAY LIMIT OUR PROFITABILITY AND EVEN CAUSE US TO STOP MANUFACTURING OF CERTAIN PRODUCTS

The State Development and Reform Commission ("SDRC") of the PRC and the price administration bureaus of the relevant provinces of the PRC in which the pharmaceutical products are manufactured are responsible for the retail price control over our pharmaceutical products. The SDRC sets the price ceilings for certain pharmaceutical products in the PRC. Although our products have not been subject to such price control as of the date of this Prospectus, there is no assurance that our products will remain unaffected by it. Where our products are subject to a price ceiling, we will need to adjust the product price to meet the requirement and to accommodate for the pricing of competitors in the competition for market shares. The price ceilings set by the SDRC may limit our profitability, and in some instances, such as where the price ceiling is below production costs, may cause us to stop manufacturing certain products.

OUR CERTIFICATES, PERMITS, AND LICENSES ARE SUBJECT TO GOVERNMENTAL CONTROL AND RENEWAL AND FAILURE TO OBTAIN RENEWAL WILL CAUSE ALL OR PART OF OUR OPERATIONS TO BE TERMINATED

Our Company is subject to various PRC laws and regulations pertaining to the pharmaceutical industry. Our Company has attained certificates, permits, and licenses required for the operation of a pharmaceutical enterprise and the manufacturing of pharmaceutical products in the PRC. We obtained the Medicine Production Permit in December 2000, which is valid through December 31, 2005. When the permit expires, our Company will not be able to operate medicine production which will cause our operations to be terminated. We also obtained three GMP certificates which are effective through July 17, 2008, December 2, 2009 and February 2, 2010 respectively. The pharmaceutical production permits and GMP certificates are valid for a term of five years and must be renewed before their expiration. During the renewal process, we will be re-evaluated by the appropriate governmental authorities and must comply with the then prevailing standards and regulations which may change from time to time. In the event that we are not able to renew the certificates, permits and licenses, all or part of our operations may be terminated. Furthermore, if escalating compliance costs associated with governmental standards and regulations restrict or prohibit any part of our operations, it may adversely affect our operation and profitability.

IF OUR PRODUCTS FAIL TO RECEIVE REGULATORY APPROVAL OR ARE SEVERELY LIMITED IN THE PRODUCTS SCOPE OF USE, WE MAY BE UNABLE TO RECOUP CONSIDERABLE RESEARCH AND DEVELOPMENT EXPENDITURES

Our products that are approved to be manufactured include 15 medicines. We applied to the SFDA for registration of manufacturing 21 medicines and SFDA has accepted these applications. There are eight products in the stage of research and development. The production of our pharmaceutical products is subject to the regulatory approval of the SFDA. The regulatory approval procedure for pharmaceuticals can be quite lengthy, costly, and uncertain. Depending upon the discretion of the SFDA, the approval process may be significantly delayed by additional clinical testing and require the expenditure of resources not currently available; in such an event, it may be necessary for us to abandon our application. Even where approval of the product is granted, it may contain significant limitations in the form of narrow indications, warnings, precautions, or contra-indications with respect to conditions of use. If approval of our product is denied, abandoned, or severely limited in terms of the scope of products use, it may result in the inability to recoup considerable research and development expenditures.

OUR RESEARCH AND DEVELOPMENT MAY BE COSTLY AND/OR UNTIMELY AND THERE ARE NO ASSURANCES THAT OUR RESEARCH AND DEVELOPMENT WILL EITHER BE SUCCESSFUL OR COMPLETED WITHIN THE ANTICIPATED TIMEFRAME, IF EVER AT ALL

The research and development of our new and existing products and their subsequent commercialization plays an important role in our success. There are eight Products that are currently under research and development, including rh-CNTF, rh-aFGF, Thymopetidum for Injection, Mycophenolate mofetil, Yimaikang Capsule, Compound Ossotide for Injection, and Deproteinised Calf Blood for Injection. The research and development of new products is costly and time consuming, and there are no assurances that our research and development of new products will either be successful or completed within the anticipated timeframe, if ever at all. There are also no assurances that if the product is developed, that it will lead to successful commercialization.

WE CANNOT GAURANTEE THE PROTECTION OF OUR INTELLECTUAL PROPERTY RIGHTS AND IF INFRINGEMENT OR COUNTERFEITING OF OUR INTELLECTUAL PROPERTY RIGHTS OCCURS, OUR REPUTATION AND BUSINESS MAY BE ADVERSELY AFFECTED

To protect the reputation of our products, we have registered and applied for registration of our trademarks in the PRC where we have a major business presence.

All of our products are sold under these trademarks. As of the date of this report, we have not experienced any infringements of such trademarks for sales of pharmaceutical products and as of the date of this Prospectus, the Directors were not aware of any infringement of our intellectual property rights. However, there is no assurance that there will not be any infringement of our brand name or other registered trademarks or counterfeiting of our products in the future. Should any such infringement or counterfeiting occur, our reputation and business may be adversely affected. We may also incur significant expenses and substantial amounts of time and effort to enforce our intellectual property rights in the future. Such diversion of our resources may adversely affect our existing business and future expansion plans.

WE MAY SUFFER AS A RESULT OF PRODUCT LIABILITY OR DEFECTIVE PRODUCTS

We may produce products which inadvertently have an adverse pharmaceutical effect on the health of individuals despite proper testing. Existing PRC laws and regulations do not require us to maintain third party liability insurance to cover product liability claims. However, if a product liability claim is brought against us, it may, regardless of merit or eventual outcome, result in damage to our reputation, breach of contract with our customers, decreased demand for our products, costly litigation, product recalls, loss of revenue, and the inability to commercialize some products. We currently are not aware of any existing or anticipated product liability claims with respect to our products.

WE RELY ON THE COOPERATION WITH RESEARCH LABORATORIES, PHARMACEUTICAL INSITITUIONS, AND UNIVERSITIES AND IF THESE INSTITUTIONS CEASE TO COOPERATE WITH US AND WE CANNOT FIND OTHER SUITABLE SUBSTITUTE RESEARCH AND DEVELOPMENT PARTNERS, OUR ABILITY TO DEVELOP NEW PRODUCTS MAY BE HINDERED AND OUR BUSINESS MAY BE ADVERSELY AFFECTED

Helpson cooperates with several research institutions including Chinese Academy of Sciences, China University of Pharmaceuticals, Military Medical Academy Basic Medical Science Institute, Chongqing Medical Industry Institute and China Sichuan University. Helpson relies to a certain extent on the above-mentioned institutions for its development of new products. There is no assurance that these institutions will continue cooperating with Helpson to develop new products. In the event that these institutions cease to cooperate with Helpson and Helpson cannot find other suitable substitute research and development partners, our ability to develop new products may be hindered and our business may be adversely affected.

Risks Related to Doing Business in China

Helpson operates from facilities that are located in China. Accordingly, its operations must conform to governmental regulations and rules of China.

THE PRC LEGAL SYSTEM HAS INHERENT UNCERTAINTIES THAT COULD LIMIT THE LEGAL PROTECTIONS AVAILABLE TO US

The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedent value. In the late 1970s, the Chinese government began to promulgate a comprehensive system of laws and regulations governing commercial matters. The overall effect of legislation enacted over the past 20 years has significantly enhanced the protections afforded to foreign-invested enterprises in China. However, these laws, regulations, and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to foreign investors.

The practical effect of the PRC's legal system on our business operations in China can be viewed from two separate but intertwined considerations. First, as a matter of substantive law, the Foreign Invested Enterprise laws provide significant protection from government interference. In addition, these laws guarantee the full benefit of corporate articles and contracts to Foreign Invested Enterprise participants. These laws, however, do impose standards concerning corporate formation and governance, which are not qualitatively different from the corporation laws found in the United States. Similarly, PRC accounting laws mandate accounting practices which may not be consistent with the US Generally Accepted Accounting Principles. China accounting laws require that an annual "statutory audit" be performed in accordance with PRC accounting standards and that the books of account of Foreign Invested Enterprises be maintained in accordance with Chinese accounting laws. Article 14 of the PRC Wholly Foreign-Owned Enterprise Law requires a Wholly Foreign-Owned Enterprise to submit certain periodic fiscal reports and statements to designated financial and tax authorities, at the risk of business license revocation.

Second, while the enforcement of substantive rights may appear less clear than United States procedures, Foreign Invested Enterprises and Wholly Foreign-Owned Enterprises are Chinese registered companies that enjoy the same status as other Chinese registered companies in business-to-business dispute resolutions. The Chinese legal infrastructure is significantly different in operation from its United States counterpart, and may present a significant impediment to the operation of Foreign Invested Enterprises.

PRC ECONOMIC REFORM POLICIES OR NATIONALIZATION COULD RESULT IN A TOTAL INVESTMENT LOSS IN OUR COMMON STOCK

Since 1979, the Chinese government has reformed its economic policies. Because many reforms are unprecedented or experimental, they are expected to be refined and improved. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth between regions within China, could lead to further readjustment of the reform measures. This refining and readjustment process may negatively affect our operations.


Although the Chinese government owns the majority of productive assets in China, in the past several years the government has implemented economic reform measures that emphasize decentralization and encourage private economic activity. Because these economic reform measures may be inconsistent or ineffectual, there are no assurances that:


-    We will be able to capitalize on economic reforms;
- The Chinese government will continue its pursuit of economic reform policies;
-    The economic policies, even if pursued, will be successful;
-    Economic policies will not be significantly  altered from time to time; and
     - Business operations in China will not become subject to the risk of nationalization.

Over the last few years, China's economy has registered high growth rates. Recently, there have been indications that rates of inflation have increased. In response, the Chinese government recently has taken measures to curb this excessively expansive economy. These measures have included restrictions on the availability of domestic credit, reducing the purchasing capability of some of its customers, and limited recentralization of the approval process for purchases of certain foreign products. These austere measures alone may not succeed in slowing down the economy's excessive expansion or control inflation, and may result in severe dislocations in the Chinese economy. The Chinese government may adopt additional measures to further combat inflation, including the establishment of freezes or restraints on certain projects or markets. These measures may adversely affect our operations.

There can be no assurance that the reforms to China's economic system will continue or that we will not be adversely affected by changes in China's political, economic, and social conditions and by changes in policies of the Chinese government, such as changes in laws and regulations, measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and remittance abroad, and reduction in tariff protection and other import restrictions.


YOU MAY EXPERIENCE DIFFICULTIES IN EFFECTING SERVICE OF LEGAL PROCESS, ENFORCING FOREIGN JUDGMENTS OR BRINGING ORIGINAL ACTIONS IN THE PRC BASED ON U.S. OR OTHER FOREIGN LAWS AGAINST OUR MANAGEMENT AND US

Helpson, our operating company, is incorporated under the laws of the PRC, and substantially all of our assets are located in the PRC. In addition, many of our directors, managers, and executive officers reside within the PRC, and substantially all of the assets of these persons are located within the PRC. As a result, it may not be possible to effect service of process within the United States or elsewhere outside the PRC upon certain directors, supervisors or executive officers, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. Moreover, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States, the United Kingdom, Japan or many other countries. As a result, recognition and enforcement in the PRC of judgments of a court in the United States and any of the other jurisdictions mentioned above in relation to any matter may be difficult or impossible. Furthermore, an original action may be brought in the PRC against us, our directors, managers, or executive officers only if the actions are not required to be arbitrated by PRC law and Helpson's articles of association, and only if the facts alleged in the complaint give rise to a cause of action under PRC law. In connection with any such original action, a PRC court may award civil liability, including monetary damages.

BECAUSE WE RECEIVE SUBSTANTIALLY ALL OF OUR REVENUE IN RENMINBI, WHICH CURRENTLY IS NOT A FREELY CONVERTIBLE CURRENCY, AND THE GOVERNMENT CONTROLS THE CURRENCY CONVERSION AND THE FLUCTUATION OF THE RENMINBI, WE ARE SUBJECT TO CHANGES IN THE PRCS' POLITICAL AND ECNOMONIC DECISIONS

We receive substantially all of our revenues in Renminbi, which currently is not a freely convertible currency. The Chinese government may, at its discretion, restrict access in the future to foreign currencies for current account transactions.

The value of the Renminbi against the U.S. dollar and other currencies fluctuates and is affected by, among other things, changes in the PRC's political and economic conditions. Since 1994, the conversion of Renminbi into foreign currencies, including Hong Kong and U.S. dollars, has been based on rates set by the People's Bank of China, which are set daily based on the previous day's inter-bank foreign exchange market rates and current exchange rates on the world financial markets. Since 1994, the official exchange rate for the conversion of Renminbi to U.S. Dollars generally has been stable. Any devaluation of the Renminbi, however, may materially and adversely affect the value of, and any dividends payable on, our shares in foreign currency terms, since we will receive substantially all of our revenues, and express our profits, in Renminbi. Our financial condition and results of operations also may be affected by changes in the value of certain currencies other than the Renminbi. Our results of operation may be adversely affected by changes in the political and social conditions in the PRC, and changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

THE GROWTH OF THE CHINESE ECONOMY HAS BEEN UNEVEN ACROSS GEOGRAPHIC REGIONS AND ECONOMIC SECTORS, AND A DOWNTURN IN CERTAIN REGIONS IN WHICH WE DO BUSINESS OR IN OUR ECONMIC SECTOR WOULD SLOW DOWN OUR GROWTH AND PROFITABILITY

The growth of the Chinese economy has been uneven across geographic regions and economic sectors. For example, during the years between 1978 and 2000, the per capital GDP growth rate of Fujian Province in Southeastern China was 12% while that of Gansu Province in Northwestern China was 5.3% (Source: New China Statistical Materials Compilation for 50 Years and 2001 China Annual Statistics). There can be no assurance that growth of the Chinese economy will be steady or that any downturn will not have a negative effect on our business. Our profitability may decrease due to a downturn in the Chinese economy. More specifically, the expansion of our sales area in the less economically developed central and western provinces of China will depend on those provinces achieving certain income levels.

ANY OCCURRENCE OF SERIOUS INFECTIOUS DISEASES, SUCH AS RECURRENCE OF SEVERE ACUTE RESPIRATORY SYNDROME (SARS) CAUSING WIDESPREAD PUBLIC HEALTH PROBLEMS, COULD ADVERSELY AFFECT OUR BUSINESS AND RESULTS OF OPERATIONS

A renewed outbreak of SARS or other widespread public health problems in China, where all of our revenue is derived, and in Hainan, where our operations are headquartered, could have a negative effect on our operations. Our operations may be impacted by a number of public health-related factors, including the following:

     o quarantines or closures of our factories or subsidiaries which would severely disrupt its operations;

     o    the sickness or death of the key officers and employees; and

     o    general slowdown in the Chinese economy.

Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our business and results of operations.

WE ARE SUBJECT TO THE ENVIRONMENTAL PROTECTION LAWS OF THE PRC

Our manufacturing process may produce by-products such as effluent, gases and noise, which are harmful to the environment. We are subject to multiple laws governing environmental protection, such as "The Law on Environmental Protection in the PRC" and "The Law on Prevention of Effluent Pollution in the PRC", as well as standards set by the relevant governmental bodies determining the classification of different wastes and proper disposal. We have properly attained a waste disposal permit for our manufacturing facility, which details the types and concentration of effluents and gases allowed for disposal. The temporary waste disposal permit will expire on September 28, 2009. We are responsible for the renewal of the waste disposal permit. There is no assurance that we will obtain the renewal of the waste disposal permit when the current permit expires.

China is experiencing substantial problems with environmental pollution. Accordingly, it is likely that the national, provincial and local governmental agencies will adopt stricter pollution controls. There can be no assurance that future changes in environmental laws and regulations will not impose costly compliance requirements on us or otherwise subject us to future liabilities. Our business's profitability may be adversely affected if additional or modified environmental control regulations are imposed upon us.

RECENT PRC REGULATIONS RELATING TO ACQUISITIONS OF PRC COMPANIES BY FOREIGN ENTITIES MAY LIMIT OUR ABILITY TO ACQUIRE PRC COMPANIES AND ADVERSELY AFFECT THE IMPLEMENTATION OF OUR STRATEGY AS WELL AS OUR BUSINESS AND PROSPECTS

The PRC State Administration of Foreign Exchange, or SAFE, issued a public notice in January 2005 concerning foreign exchange regulations on mergers and acquisitions in China ("January Notice"). The public notice states that if an offshore company controlled by PRC residents intends to acquire a PRC company, such acquisition will be subject to strict examination by the relevant foreign exchange authorities. The public notice also states that the approval of the relevant foreign exchange authorities is required for any sale or transfer by the PRC residents of a PRC company's assets or equity interests to foreign entities, such as us, for equity interests or assets of the foreign entities.

In April 2005, SAFE issued another public notice further explaining the January notice. In accordance with the April notice, if an acquisition of a PRC company by an offshore company controlled by PRC residents has been confirmed by a Foreign Investment Enterprise Certificate prior to the promulgation of the January notice, the PRC residents must each submit a registration form to the local SAFE branch with respect to their respective ownership interests in the offshore company, and must also file an amendment to such registration if the offshore company experiences material events, such as changes in the share capital, share transfer, mergers and acquisitions, spin-off transactions or use of assets in China to guarantee offshore obligations. The April notice also provides that failure to comply with the registration procedures set forth therein may result in a restriction on the PRC company's ability to distribute profits to its offshore parent company. Pending the promulgation of detailed implementation rules, the relevant government authorities are reluctant to commence processing any registration or application for approval required under the SAFE notices.

As it is uncertain how the SAFE notices will be interpreted or implemented, we cannot predict how they will affect our business operations or future strategy. For example, we may be subject to more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our results of operation and financial condition. In addition, if we decide to acquire a PRC company by stocks, we cannot assure that the owners of such company, as the case may be, will be able to complete the necessary approval, filings and registrations for the acquisition. This may restrict our ability to implement our acquisition strategy and adversely affect our business and prospects.

OUR BUISNESS MAY BE ADVERSELY AFFECTED AS A RESULT OF CHINA'S ENTRY INTO THE WORLD TRADE ORGANIZATION ("WTO") BECAUSE THE PREFERENTIAL TAX TREATMENTS AVAILABLE TO US MAY BE DISCONTINUED AND FOREIGN PHARMACEUTICAL MANUFACTURERS MAY COMPETE WITH US IN THE PRC PHARMACEUTIAL INDUSTRY

The PRC became a member of the WTO on 11th December, 2001. The current tax benefits enjoyed by our Company may be regarded as unfair treatment by other members of the WTO. Accordingly, the preferential tax treatments available to us may be discontinued. In such circumstances, our profitability may be adversely affected. In addition, we may face additional competition from foreign pharmaceutical manufacturers if they set up their production facilities in the PRC or form Sino-foreign joint ventures with our competitors in the PRC. In the event that we fail to maintain our competitiveness against these competitors, our profitability may be adversely affected.

Risks Related to Our Common Stock

THE MARKET PRICE FOR OUR COMMON STOCK MAY BE VOLATILE WHICH COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT

The market price for our common stock is likely to be highly volatile and subject to wide fluctuations in response to factors including the following:

     o    actual or anticipated fluctuations in our quarterly operating results,

     o    announcements of new products by us or our competitors,

     o    changes in financial estimates by securities analysts,

     o    conditions in the pharmaceutical market,

     o changes in the economic performance or market valuations of other companies involved in pharmaceutical production,

     o    announcements   by  our   competitors  of  significant   acquisitions,
          strategic partnerships, joint ventures or capital commitments,

     o    additions or departures of key personnel, or

     o    potential litigation,

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

WE MAY ISSUE ADDITIONAL SHARES OF OUR CAPITAL STOCK TO RAISE ADDITIONAL CASH FOR WORKING CAPITAL. IF WE ISSUE ADDITIONAL SHARES OF OUR CAPITAL STOCK, OUR STOCKHOLDERS WILL EXPERIENCE DILUTION IN THEIR RESPECTIVE PERCENTAGE OWNERSHIP IN US

We may issue additional shares of our capital stock to raise additional cash for working capital. If we issue additional shares of our capital stock, our stockholders will experience dilution in their respective percentage ownership in us.

A LARGE PORTION OF OUR COMMON STOCK IS CONTROLLED BY A SMALL NUMBER OF STOCKHOLDERS AND AS A RESULT, THESE STOCKHOLDERS ARE ABLE TO INFLUENCE THE OUTCOME OF STOCKHOLDER VOTES ON VARIOUS MATTERS

A large portion of our common stock is held by a small number of stockholders. For instance, Ms. Tsui holds 72.8% of the Company's common stock after the closing of the Exchange Transaction. As a result, this stockholder is able to influence the outcome of stockholder votes on various matters, including the election of directors and other corporate transactions including business combinations. In addition, the occurrence of sales of a large number of shares of our common stock, or the perception that these sales could occur, may affect our stock price and could impair our ability to obtain capital through an offering of equity securities. Furthermore, the current ratios of ownership of our common stock reduce the public float and liquidity of our common stock which can in turn affect the market price of our common stock.

THERE IS CURRENTLY A LIMITED TRADING MARKET FOR OUR COMMON STOCK WHICH MAY MAKE IT DIFFICULT TO SELL SHARES OF OUR COMMON STOCK

Our common stock is traded in the over-the-counter market through the Over-the-Counter Electronic Bulletin Board. While there is an active trading market for our common stock, it is small. Further, there can be no assurance that an active trading market will be maintained. We cannot assure you that our common stock will ever be included for trading on any stock exchange or through any other quotation system (including, without limitation, the NASDAQ Stock Market).

WE ARE LIKELY TO REMAIN SUBJECT TO "PENNY STOCK" REGULATIONS AND AS A CONSEQUENCE THERE ARE ADITIONAL SALES PRACTICE REQUIREMENTS AND ADDITIONAL WARNINGS ISSUED BY THE SEC

As long as the trading price of our common stock is below $5.00 per share, the open-market trading of our common stock will be subject to the "penny stock" rules. The "penny stock" rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability of broker-dealers to sell the common stock and may affect a stockholder's ability to resell the common stock.

Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market.

WE ARE RESPONSIBLE FOR THE INDEMNIFICATION OF OUR OFFICERS AND DIRECTORS WHICH COULD RESULT IN SUBSTANTIAL EXPENDITURES, WHICH WE MAY BE UNABLE TO RECOUP

Our bylaws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of us. This indemnification policy could result in substantial expenditures, which we may be unable to recoup.

COMPLIANCE WITH THE SARBANES-OXLEY ACT COULD COST HUNDREDS OF THOUSANDS OF DOLLARS, REQUIRE ADDITIONAL PERSONNEL AND REQUIRE HUNDREDS OF MAN HOURS OF

EFFORT, AND THERE CAN BE NO ASSURANCE THAT WE WILL HAVE THE PERSONNEL, FINANCIAL RESOURCES OR EXPERTISE TO COMPLY WITH THESE REGULATIONS

The US Public Company Accounting Reform and Investor Protection Act of 2002, better known as Sarbanes-Oxley, is the most sweeping legislation to affect publicly traded companies in 70 years. Sarbanes-Oxley created a set of complex and burdensome regulations. Compliance with such regulations requires hundreds of thousands of dollars, additional personnel and hundreds of man hours of effort. There can be no assurance that we will have the personnel, financial resources or expertise to comply with these regulations.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "could," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential," or "continue," or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined in the "Cautionary Statements" section beginning on page 8 in this Current Report. These factors may cause our actual results to differ materially from any forward-looking statement.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this Current Report to conform such statements to actual results or to changes in our expectations.

                        DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names of all of our current directors and executive officers as of October 20, 2005. The directors will serve until the next annual meeting of the stockholders or until their successors are elected or appointed and qualified. Executive officers will serve at the board's discretion.


-------------------------------- --------- -------------------------------------
Name and Address                 Age       Position
-------------------------------- --------- -------------------------------------
Heung Mei TSUI                   48        Director
-------------------------------- --------- -------------------------------------
Zhilin LI                        48        President and Chief Executive Officer
-------------------------------- --------- -------------------------------------
Xinhua WU                        38        Chief Financial Officer
-------------------------------- --------- -------------------------------------
Jian YANG                        45        Secretary
-------------------------------- --------- -------------------------------------

Ms. Heung Mei TSUI. Ms. TSUI is director of the Company since October 20, 2005. She is a self-employed business woman engaged in the re-export business, including chemical products trade and electromechanical products trade. She is also the Toyota automobile's agent in Hainan province. She graduated from Huhan Financial & Economic College in 1982.

Ms. Zhilin LI: Ms. Li is President and Chief Executive Officer of the Company since October 20, 2005. She is a founder of Helpson, and has served as chairman and CEO of Helpson since 1993. Ms. Li was formerly the president of Haikou Bio-engineering institute, and the vice president of the Sichuan Institute of Biology . She graduated from Sichuan University, where she majored in biology, and later became an instructor.

Mr. Xinhua WU: Mr. Wu is Chief Financial Officer of the Company since October 20, 2005. He has acted as CFO of Helpson since his hiring in 1999. Mr. Wu served as CFO and assistant to the CEO at Hainan Guobang Enterprises Inc., where he was employed from 1992 to 1999. Mr. Wu graduated from the University of Wales with an MBA degree and Jiangxi Financial college with a Bachelor of Science degree in Finance.

Ms. Jian YANG: Ms. Yang is Secretary of the Company since October 19, 2005. She is a founder and director of Helpson. Ms. Yang was a technician at the Sichuan Institute of Biology in 1990 and vice president of Haikou Biomedicine Enginerring Co., Ltd. in 1991 Ms. Yang earned her MBA at the University of Wales, England.

     Board Composition and Committees

The board of directors is currently composed solely of Heung Mei Tsui. All board actions require the approval of a majority of the directors in attendance at a meeting at which a quorum is present.

We currently have no committees of Audit, Compensation, or any other committees; therefore, the board will act in the capacity of the absent committees.

Family Relationships

There are no family relationships among our directors or officers.

Director and executive compensation

No cash compensation was paid to our director for services as a director since May 11, 2005. We have no standard arrangement pursuant to which our board of directors are compensated for their services in their capacity as directors. The board of directors may award special remuneration to any director undertaking any special services on behalf of our company other than those services ordinarily required of a director. All authorized out-of-pocket expenses incurred by a director on our behalf will be subject to reimbursement upon our receipt of required supporting document of such expenses. No director received and/or accrued any compensation for his services as a director, including committee participation and/or special assignments.

The following table provides compensation information for the period indicated with respect to the person who served as our President for the years ended June 30, 2005, 2004 and 2003, and all other of our executive officers receiving total salary and bonus in excess of $100,000 during the years ended June 30, 2005, 2004and 2003 (collectively, the "Named Executive Officers"):

     SUMMARY COMPENSATION TABLE

------------------------------------------------------------------ ------------------------------- -----------
                                                                       Long Term Compensation
------------------------- --------- ------------------------------ -------------------------------
                                         Annual Compensation               Awards          Payouts
------------------------- --------- ------------------------------ ----------------------- ------- -----------
           (a)               (b)        (c)      (d)       (e)         (f)        (g)        (h)        (i)


                                                         Other                 Securities
                                                        Annual     Restricted Under-lying   LTIP     All Other
    Name and Principal                          Bonus Compensa-       Stock     Options/   Payouts    Compen-
         Position            Year    Salary ($)  ($)     tion      Awards ($)   SARs (#)     ($)    sation ($)
------------------------- --------- ----------- ----- ------------ ---------- -----------  -------  ----------
(1) Keith P. Boyd            2005            0     0            0          0           0       0          0
CEO, CFO &                   2004            0     0            0          0           0       0          0
President                    2003       36,000     0            0          0           0       0          0
------------------------- --------- ----------- ----- ------------ ---------- -----------  -------  ----------

------------------------- --------- ----------- ----- ------------ ---------- -----------  -------  ----------
(1) Tim Halter                               0     0            0          0           0       0          0
President, CAO and           2005
Secretary
------------------------- --------- ----------- ----- ------------ ---------- -----------  -------  ----------

(1) Our management did not spend any material time working since we had no material business. Accordingly, we did not compensate any officer or director during this time period.

STOCK OPTION GRANTS AND EXERCISES

We currently have no option, retirement, pension, or profit sharing programs for the benefit of the directors, officers or other employees, but the board of directors may recommend adoption of one or more such programs in the future.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of October 20, 2005 and (i) all persons who are known to us to be beneficial owners of five percent or more of the common stock, (ii) each of our Directors, and (iii) all current Directors and executive officers as a group.

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of October 20, 2005 and (i) all persons who are known to us to be beneficial owners of five percent or more of the common stock, (ii) each of our Directors, and (iii) all current Directors and executive officers as a group.

     NAME AND ADDRESS OF               SHARES BENEFICIALLY     % OF CLASS
     BENEFICIAL OWNER (1)                     OWNED               OWNED

     Heung Mei TSUI (2)                         20,555,329           68.5

     Halter Financial Investments,               1,828,170            6.0
     L.P.(3)

     (1) Unless otherwise stated, the address of all persons in the table is c/o Unit 8, D Area, Office Hall, Haikou Bonded Zone, Haikou, Hainan Province, China.

     (2) Upon the effectiveness of an amendment to the Company's Certificate of Incorporation to increase its common capital stock, the Company shall issue to Heung Mei Tsui, the principal stockholder of Onny, an additional 4,723,056 shares of Post Closing Shares. Upon the issuance of the Post Closing Shares, Ms. Tsui will hold 25,278,385 shares or approximately 72.8% of the issued and outstanding common capital stock of the Company. Ms. Heung Mei Tsui has also agreed to escrow 6,944,611 shares of common stock for the participants in Onny's private placement and 277,785 shares for HFG International, Limited .

     (3) The address for Halter Financial Investments, L.P. is 12890 Hilltop Road, Argyle, Texas 76226.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities.. Unless otherwise indicated, the address for each of the individuals listed in the table is care of Hainan Helpson Bio-Pharmaceutical Co. Ltd, Unit 8, D Area, Office Hall, Haikou Bonded Zone, Haikou, Hainan Province, China.

Unless otherwise indicated by footnote, the persons named in the table have sole voting and sole investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws. Percentage of beneficial ownership is based on 30,000,000 shares of our common stock outstanding as of October 20, 2005.

                    SECTION 3--SECURITIES AND TRADING MARKETS

Item 3.02.  Unregistered Sales of Equity Securities.

On October 20, 2005, we entered into a Securities Exchange Agreement with Onny and its original stockholders pursuant to which we acquired all of the issued and outstanding shares of Onny from said stockholders in exchange for 27,499,940 shares of our common stock. This issuance was made in reliance on Section 4(2)


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

of the Act and was made without general solicitation or advertising. The acquirers were sophisticated investors with access to all relevant information necessary to evaluate the investment, and who represented to us that the shares were being acquired for investment.

                 SECTION 5--CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01.  Changes in Control of Registrant.

The information set forth above under "Item 2.01 -Completion of Acquisition or Disposition of Assets" is incorporated herein by this reference.

Heung Mei TSUI, as the sole  director,  now is controlling  TS.  Pursuant to the
Agreement and on the Effective Date, as  consideration  for the exchange of Onny
Shares, TS issued 27,499,940  restricted shares of its common capital stock, par value $0.001 per share, to Onny Stockholders,  representing approximately 91.67%
of the issued and  outstanding  common capital stock of TS following the time of the issuance. Among these shares, Ms. Tsui owns 20,555,329 shares (approximately
68.5177625% of TS). There are currently 30,000,000 issued and outstanding shares of common stock of the reorganized TS. Upon the effectiveness of an amendment to the Company's Certificate of Incorporation to increase its common capital stock, the Company shall issue to Heung Mei Tsui, the principal stockholder of Onny, an additional 4,723,056 shares of common stock (the "Post Closing Shares") to which she would  otherwise  have been  entitled if the  Company had enough  authorized
shares  as  of  the  closing  of  the  Exchange   Transaction   (the   "Exchange
Transaction").  Upon the issuance of the Post Closing Shares, Ms. Tsui will hold
25,278,385  shares or approximately  72.8% of the issued and outstanding  common capital stock of the Company.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the Exchange Agreement, at the closing of the Exchange, the membership of the board of directors of the Company was increased from one (1) to two (2) directors, and Heung Mei TSUI was appointed to serve as a member of the Company's board of directors; thereafter, Mr. Halter resigned as a director of the Company. Also under the terms of the Exchange Agreement, all existing officers resigned as officers of the Company effective immediately following the closing of the Exchange Transaction, and Zhilin LI was elected as President and Chief Executive Officer, Xinhua WU was elected as Chief Financial Officer and
Jian YANG was elected as Secretary.

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors approved on October 20, 2005 a change in the Company's fiscal year end from June 30 to December 31. This change is being effectuated in connection with the exchange transaction described in Item 1.01 above.

Item 9.01  Financial Statements and Exhibits

a) Audited financial statements for the years ended December 31, 2003, 2004 and un-audited Quarterly financial statement ended June 30, 2005 of Onny and Helpson;
b) Pro forma financial information.
c) Exhibits:

The following  exhibits are furnished in accordance  with Item 601 of Regulation
S-B:


    ---------------------- --------------------------------------------------------------------------
    EXHIBIT NO.            DESCRIPTION
    ---------------------- --------------------------------------------------------------------------
    2.1                    Securities Exchange Agreement,  dated as of October 20, 2005, by and among TS, Onny, Onny Stockholders and Halter.
    ---------------------- --------------------------------------------------------------------------
    3.1*                   Certificate of Incorporation for TS Electronics, Inc.
    ---------------------- --------------------------------------------------------------------------
    3.2*                   Bylaws of TS Electronics, Inc.
    ---------------------- --------------------------------------------------------------------------
    3.3+                   Memorandum and Articles of Association of Onny Investments Ltd.
    ---------------------- --------------------------------------------------------------------------
    3.4                    Articles of Association of Helpson
    ---------------------- --------------------------------------------------------------------------
    10.1+                  Material Contracts
    ---------------------- --------------------------------------------------------------------------
    99.1                   Audited financial statements of Onny Helpson and TS Electronics, Inc.
    ---------------------- --------------------------------------------------------------------------
    99.2                   Pro forma financial information
    ---------------------- --------------------------------------------------------------------------

* Previously filed.
+ To be filed by amendment.

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: October 20, 2005

TS ELECTRONICS, INC.
a Delaware corporation



By: /s/ Zhilin LI
   -------------------
   Zhilin LI
   President and CEO












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